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                                   EXHIBIT 21


                  ZENITH ELECTRONICS CORPORATION SUBSIDIARIES



     State or Other
     Jurisdiction of Incorporation


       Cableproductos de Chihuahua, S.A. de C.V.         Mexico
       Electro Partes de Matamoros, S.A. de C.V.         Mexico
       Interocean Advertising Corporation                New York
       Interocean Advertising Corporation of California  California
       Interocean Advertising Corporation of Illinois    Illinois
       Productos Magneticos de Chihuahua, S.A. de C.V.   Mexico
       Partes de Television de Reynosa, S.A. de C.V.     Mexico
       Radio Componentes de Mexico, S.A. de C.V.         Mexico
       Telson, S.A. de C.V.                              Mexico
       Zenco de Chihuahua, S.A. de C.V.                  Mexico
       Zenith Distributing Corporation of Illinois       Illinois
       Zenith Distributing Corporation of New York       New York
       Zenith Distributing Corporation-West              California
       Zenith Distributing Corporation of Arizona        Arizona
       Zenith Electronics Corporation of Pennsylvania    Pennsylvania
       Zenith Electronics Corporation of Texas           Texas
       Zenith Electronics (Europe) Limited               England
       Zenith Electronics (Ireland) Limited              Ireland
       Zenith/Inteq, Inc.                                Delaware
       Zenith Microcircuits Corporation                  Delaware
       Zenith Radio Canada Ltd/Zenith Radio Canada Ltee  Canada
       Zenith Taiwan Corporation                         Taiwan
       Zenith Video Tech Corporation                     Delaware
       Zenith Video Tech Corporation-Florida             Delaware
       Zentrans, Inc.                                    Delaware
       Zenith Finance Corporation                        Delaware



* All subsidiaries are wholly-owned by Zenith Electronics Corporation except for Radio Componentes de Mexico, S.A. de C.V. which is a wholly-owned subsidiary of Cableproductos de Chihuahua S.A. de C.V.




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